UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    February 9, 2005

DOR BioPharma, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14778	41-1505029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 Lincoln Building, 1691 Michigan Avenue Miami, FL 33139
                                                          (Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code (305) 534-3383

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 9, 2005, DOR BioPharma, Inc. (the “Company”) completed the issuance and sale of an aggregate of 8,396,100 shares of its common stock at a purchase price of $0.45 per share in a private placement to institutional and other accredited investors. The investors also received warrants to purchase an aggregate of 6,297,075 shares of the Company’s common stock at an exercise price of $0.505. The warrants will be exercisable for a period of five years commencing on August 8, 2005. The expiration date of the warrants will be accelerated in the event that the Company’s common stock trades in excess of 300% of $0.505 for any 20 trading days during any 30 consecutive trading day period.

The Company has agreed to file a registration statement with the Securities and Exchange Commission in order to register the resale of the shares sold in the placement and the shares of common stock issuable upon exercise of the warrants by no later than March 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 DOR BIOPHARMA, INC.
                  By: /s/ Mike Sember
          Name: Mike Sember
                          Title: Chief Executive Officer

Dated: February 9, 2005